Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

Rezolve AI plc

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class	Calculation Instruction	Amount	Maximum Price Per	Aggregate	Fee Rate	Amount of Registration
Fees to Be Paid
Fees Previously
Total Offering Amounts
Total Fees Previously Paid
Total Fee Offsets
Net Fee Due

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered(1)	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
Equity	Ordinary Shares Underlying the Public Warrants	7,499,994(2)	$86,249,931.00	F-1	333-282004	11/27/2024
Equity	Secondary Offering Ordinary Shares	145,307,861(2)	$1,174,087,516.88	F-1	333-282004	11/27/2024

Equity	Secondary Offering Ordinary Shares	8,444,482(3)	$25,966,782.20	F-1	333-284240	1/31/2025
Equity	Secondary Offering Ordinary Shares	13,793,812(4)	$29,518,757.70	F-1	333-287390	5/23/2025
Equity	Secondary Offering Ordinary Shares	20,000,000(5)	$56,400,000.00	F-1	333-289103	9/16/2025

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), Rezolve AI plc (the “Company”) is also registering an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)
No registration fee is payable in connection with the securities previously registered on a registration statement on Form F-1 (File No. 333-282004), which was declared effective on November 27, 20254 (the “First F-1 Registration Statement”) because such securities are being transferred from the First F-1 Registration Statement pursuant to Rule 429(b) under the Securities Act.
(3)
No registration fee is payable in connection with the securities previously registered on a registration statement on Form F-1 (File No. 333-284240), which was declared effective on January 31, 2025 (the “Second F-1 Registration Statement”) because such securities are being transferred from the Second F-1 Registration pursuant to Rule 429(b) under the Securities Act.
(4)
No registration fee is payable in connection with the securities previously registered on a registration statement on Form F-1 (File No. 333-287390), which was declared effective on May 23, 2025 (the “Third F-1 Registration Statement”) because such securities are being transferred from the Third F-1 Registration pursuant to Rule 429(b) under the Securities Act.
(5)
No registration fee is payable in connection with the securities previously registered on a registration statement on Form F-1 (File No. 333-289103), which was declared effective on September 16, 2025 (the “Fourth F-1 Registration Statement”) because such securities are being transferred from the Fourth F-1 Registration pursuant to Rule 429(b) under the Securities Act.